                                                                   Exhibit 10.62


--------------------------------------------------------------------------------




BROCADE
PROFESSIONAL SERVICES PROVIDER PROGRAM




CONTRACT








--------------------------------------------------------------------------------

                    PROFESSIONAL SERVICES PROVIDER AGREEMENT

This Brocade Professional Services Provider Agreement ("Agreement") by and between Brocade Communications Systems, Inc. ("Brocade"), a Delaware corporation having its principal place of business at 1745 Technology Dr., San Jose, CA 95110, and the Professional Service Provider entity identified in the signature block of this Agreement ("Provider") (each a "PARTY", collectively, the "PARTIES") is entered into as of the date last executed below ("Effective Date").

      A. Brocade has established the Professional Service Provider Program ("PROGRAM") to provide to its storage area network ("SAN") customer base a network of trained and certified professional service and Brocade product vendors specializing in providing SAN solutions. The Program Guidelines outline the requirements of providers who participate in the Program.

      B. Provider desires to participate in the Program and to abide by the Program Guidelines and to offer its professional services to its customers in a manner that furthers the purposes of the Program.

      C. Accordingly, the Parties desire to undertake the obligations set forth in this Agreement and the Program Guidelines in order for the Program to offer and maintain structure and consistency in interoperability testing, support and marketing activities.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1. Scope of Agreement. This Agreement shall govern the rights and obligations of the Parties arising with respect to the Program. Neither Party shall have any rights or obligation vis-a-vis one another by reason of Provider's participation in the Program that are not expressly granted or provided for in this Agreement. Provider shall at all times during the term of this Agreement comply with the Program Guidelines then in effect.

2.    Program Guidelines

      2.1 Delivery of Program Guidelines. The Program Guidelines (current as of the Effective Date), describing program benefits as well as the minimum applicable product, practice, training, equipment, and service requirements for Provider's continued participation in the Program, are attached hereto as Exhibit A.

      2.2 Changes to Program Guidelines. Brocade may change the Program Guidelines at any time upon no less than thirty (30) days written notice to Provider. Brocade may provide either a hard copy of the new Program Guidelines or notification of where Provider may obtain a copy of the new Program Guidelines from a Brocade web site that is available to Provider. If Provider does not wish to be bound by the terms and conditions of the new Program Guidelines, it may terminate this Agreement at any time prior to the effective date of such new Program Guidelines. Provider may submit requests for exception or modification; however Brocade is under no obligation to modify the Program Guidelines. Any mutually agreed upon exceptions or modifications must be memorialized in a written document signed by the Parties. The determination of whether and to what extent the Program Guidelines change during the course of the Program shall be solely at Brocade's discretion.

3.    Marketing and Sales.

      3.1 Separate Activities. Provider shall cooperate with Brocade in marketing its services in accordance with the terms of this Agreement. Each Party will be responsible for developing, marketing, and selling its own products and services. Neither Party will be required to, and neither Party shall, make any representation or warranty regarding the other Party's products or services.

      3.2   External Web Site


Brocade Professional Services Program    Page 1 of 14       Brocade Confidential

Rev 2002-02

      (a) Brocade shall establish and maintain a world wide web site ("PS Program Web Site," intended to be included within www.Brocade.com) for the Program, which will be accessible only to Provider on a password protected basis. Brocade shall place on the PS Program Web Site the then current Program Guidelines and other materials and information relevant to Provider's participation in the Program.

      (b) Brocade shall also establish and maintain a world wide web site viewable by Brocade and Provider customers, resellers, distributors and other service providers. Brocade shall provide Provider with a template, based upon which Provider shall provide Brocade with information it desires to be posted on the External Web Site, though Brocade reserves the right to determine and update the format and layout of the External Web Site. Brocade and Provider will reach consensus in a reasonable amount of time on Provider's content before such content is posted on the External Web Site. Brocade shall use reasonable commercial efforts to obtain Provider's approval for all information about Provider's services before such information is posted on the External Web Site.

      3.3 Copyright Licenses. Provider hereby grants to Brocade a nonexclusive right and license to copy, have copied, make derivative works based on, perform, display and distribute in electronic, web-based and/or printed form, any and all materials submitted to Brocade for publication on the External Web Site or as in marketing materials distributed in connection with the Program. The Parties intend that the derivative works described above involve formatting, stylistic and editorial changes to such material provided by Provider and Brocade will not substantially change such material without Provider's prior written approval.

      3.4 Contact Information. Each Party will notify the other of its respective points of contact regarding marketing, technical, testing, and support issues, and shall limit its communications to the appropriate points of contact. Either Party may change its points of contact at reasonable intervals on notice.

      3.5 Joint Marketing Collateral. By mutual agreement and upon reasonable request, each Party will provide the other with marketing collateral, information, brochures, and such other marketing materials relating to each other's products or services. The Parties will cooperate in creating joint data sheets and other marketing materials relating to the products covered by the Program.

      3.6 Brocade Discount Product Promotion. Brocade agrees to sell reasonable quantities of certain Brocade SAN products to Provider at a discounted rate solely to conduct development, testing, support and demonstration of a solution under the Program. Provider shall not resell any product which was purchased under such promotional program for at least one year; provided that Provider may sell such products at a substantial discount as used equipment in the ordinary course. The Program Guidelines will describe the Brocade products to be made available as described above.

      3.7 Provider Obligation to Upgrade Products. Within six (6) months of the introduction of any new product offering from Brocade which replaces a product offering being demonstrated or offered by Provider, Provider shall upgrade its demonstration or offering(s) as applicable to include such new Brocade product offering.

      3.8 ROI Calculator. Brocade has created a software tool known as the "ROI Calculator" to estimate an end user's return on its potential SAN investment. Brocade shall license to Provider under the terms of the ROI Calculator License Agreement provided separately, the right to use the ROI Calculator at no charge to Provider to assist in the marketing and sale of Brocade and Provider products and services.

      3.9 Public Notices. Each party shall obtain the other's review and approval prior to the release of any press release concerning the existence or subject matter of this Agreement or Provider's participation in the Program. Notwithstanding the foregoing, Brocade shall have the right to include in press releases and other public relations and marketing materials regarding the Program the fact that Provider is a participant in the Program. In addition, Provider may disclose privately to its customers its participation in the Program and the nature thereof,


Brocade Professional Services Program    Page 2 of 14       Brocade Confidential
            provided however that all other Program details shall be subject to the confidentiality restrictions of Section 12.

4.    Referral Fees

      4.1 Fee Calculation. In the event that Brocade introduces or provides contact information for a customer to Provider and Provider subsequently contracts with such customer for the provision of SAN related professional services, Provider shall pay to Brocade a referral fee equal to five percent (5%) of the gross revenue (net of taxes and reasonable applicable cash discounts or other costs of collection) booked by Provider in connection therewith during the twelve (12) month period immediately following each such Provider-customer contract ("REFERRAL FEES"). For purposes of clarification, the referral fee shall only be payable by Provider for any SAN related services performed by Provider, but not for any products (including Brocade products) sold by Provider. In the event of any termination or expiration of this Agreement for any reason, Provider's payment obligation for Referral Fees shall survive such expiration or termination for the duration of the twelve (12) month Referral Fee period.

      4.2 Fee Payment Terms. No later than forty-five (45) days after the end of each Provider fiscal quarter, Provider shall pay any and all Referral Fees accrued for such quarter. Along with each such payment, Provider shall provide a report showing the basis of the calculation for the Referral Fees then paid, including without limitation the customer name, the gross amount of professional service fees collected, and any amounts deducted from the gross amount in calculating Referral Fees.

      4.3 Record Retention/Audit Right. Provider shall retain, for no less than three (3) years, its records and documents supporting the calculation of Referral Fees. Brocade shall have the right, upon reasonable notice, to audit at its cost (except as set forth below) the records and documents of Provider relating to the sale of SAN related professional services. In the event that any such audit reveals an underpayment of Referral Fees, Provider shall promptly pay any such amount. In the event that any such underpayment exceeds five percent (5%) of the amount properly due, then Provider shall pay to Brocade any audit costs actually and reasonably incurred by Brocade, along with the amount of underpayment.

5.    Training

      5.1 Brocade Training. Provider shall undertake at its own cost the Brocade training and certification required in accordance with the Program Guidelines.

      5.2 General Training. Provider shall undertake at its own cost any and all training and certification necessary to deliver its services at no less than industry standards.

6.    Quality Control

      6.1 Quality. Provider hereby represents and warrants that Provider's services covered by the Program shall be provided at the highest industry standards and is at least commensurate with the quality of such services previously provided by Provider. A breach of this
            Section 6.1 or Section 6.2, below, shall entitle Brocade to terminate this Agreement for cause pursuant to Section 11.2.

      6.2 Quality Control. Brocade shall have the right to use reasonable means to ensure that the quality of Provider's services, marketing support, and customer service continue to meet Program Guidelines and other Program requirements including, without limitation, customer surveys. In any customer surveys performed by Provider, Provider shall include questions provided to it by Brocade and Brocade shall provide reasonable assistance to Provider in modifying any such customer surveys. Provider may request results of any survey conducted by Brocade with Provider's customers, and Brocade shall make such results available to Provider subject to Section 12.

      6.3 Quarterly Review. Brocade shall have the right to conduct quarterly reviews of Provider's participation in the Program including without limitation: business forecasts; marketing


Brocade Professional Services Program    Page 3 of 14       Brocade Confidential
            collateral, training and certification levels; professional service methodology; and customer satisfaction surveys.

      6.4 Publication of Results. Brocade retains the sole right to publish Program-wide summary results as evidence of customer and industry validation of the Program business model.

      6.5 Compliance with Law. Provider agrees that it will comply with all applicable laws, rules and regulations (including without limitation, the Program Guidelines) regarding promotion and sale of services covered by the Program and associated with the Brocade Marks (defined below), and will not knowingly violate or infringe any right of any third party.

7.    Trademarks and Intellectual Property

      7.1 Brocade Marks. Brocade may design, establish, or register in such jurisdictions as it deems appropriate, one or more trademarks, service marks or trade names for use in connection with the Program (the "Brocade Marks"). Brocade shall make copies of the Brocade Marks available to Provider in camera ready art form and shall include in the Program Guidelines the requirements for use of the Brocade Marks. Brocade shall have the right to modify or replace the Brocade Marks or prepare additional Brocade Marks from time to time and shall provide Provider with copies of such modifications in a reasonable time to allow Provider to implement the modifications.

      7.2 License to Brocade Marks. Subject to the terms and conditions of this Agreement and in accordance with Brocade trademark usage guidelines, Brocade grants Provider a worldwide, nonexclusive, nontransferable, royalty-free, personal license to use the Brocade Marks solely in connection with the Program and with the marketing and sale of Provider's services solely in the manner described in the Program Guidelines.

      7.3 Provider Marks. Subject to the terms and conditions of this Agreement, Provider grants Brocade a worldwide, nonexclusive, nontransferable, royalty-free license to use the trademarks, service marks and trade names of Provider ("Provider Marks") solely in connection with the Program and with the marketing and sale of Brocade products in accordance with any Provider's written guidelines communicated to Brocade. Provider shall make the Provider Marks available to Brocade in camera ready art format as provided in the Program Guidelines.

      7.4 Review. Brocade reserves the right to review and approve, prior to publication, the form and content of advertising or promotional materials containing the Brocade Marks. Upon Provider's request, Brocade will provide copies of Brocade's advertising or promotion materials containing the Provider Marks prior to release. The Parties will cooperate with each other to facilitate periodic review of each Parties' use of the other Party's marks. Brocade and Provider agree to cooperate fully with one another in such review and shall use all commercially reasonable efforts to promptly make such modifications in such materials as are required to conform to the Program Guidelines.

      7.5 Ownership. Provider acknowledges that Brocade retains all right, title and interest in and to the Brocade Marks, and Brocade acknowledges and agrees that Provider retains all right, title and interest in and to the Provider Marks. Nothing herein is intended to grant any right in the Brocade Marks or the Provider Marks other than the right to use the same in accordance with the requirements set forth in this Agreement. The license to use the Brocade Marks and the Provider Marks will terminate upon termination or expiration of the Agreement.

      7.6 No License. Under no circumstances will anything in this Agreement be construed as granting, by implication, estoppel or otherwise, a license to any technology or proprietary right belonging to the other Party other than as expressly set forth under this Agreement.

      7.7 No Certification. Provider acknowledges that Brocade, by permitting Provider to participate in the Program and to use the Brocade Marks in the manner specified hereunder, is not in any manner certifying the use, operation or functionality of Provider's products or certifying that such products will interoperate with Brocade products. Provider shall make no oral or written statements inconsistent with the foregoing. The Program is not intended to be a


Brocade Professional Services Program    Page 4 of 14       Brocade Confidential
            product certification program; instead Provider shall be responsible for conducting interoperability testing itself, by a third-party designated by Brocade, or with assistance from Brocade, as set forth in the Program Guidelines. Therefore, the use of Brocade Marks in connection with products offered by Provider may be subject to disclaimer and/or indemnification requirements as expressly specified in Sections 8 and 10 and the Program Guidelines.

8. Indemnification. Provider shall defend, indemnify and hold harmless Brocade and its officers, directors, employees, agents, successors and assigns from and against any and all loss, damages, liabilities, settlement, costs and expenses (including legal expenses and the expenses of other professionals) as incurred, resulting from or arising out of Provider's products or services in any manner (including user claims regarding Provider products' incompatibility with Brocade products for those Providers offering products under the Program). As a condition to such defense and indemnification, Brocade will provide Provider with prompt written notice of the claim. Brocade may employ counsel at its own expense to assist it with respect to any such claim; provided, however, that if such counsel is necessary because of a conflict of interest of either Provider or its counsel or because Provider does not assume control, Provider will bear the expense of such counsel. Brocade will have no authority to settle any claim on behalf of Provider.

9. LIMITATION OF LIABILITY. EXCEPT FOR: (I) INTENTIONAL, WILLFUL OR RECKLESS BREACH OF SECTION 12 OR SECTION 7; AND (II) SECTION 8, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER OR ANY OTHER THIRD PARTY FOR ANY LOST PROFITS, LOST DATA, LOSS OF USE OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED THEREBY, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, AND IRRESPECTIVE OF WHETHER SUCH PARTY HAD ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. ADDITIONALLY, IN NO EVENT WILL BROCADE'S OR ITS SUPPLIERS' TOTAL LIABILITY FOR ANY CLAIMS OR CAUSES ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED THEREBY, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, EXCEED THE AMOUNT OF FEES PAID BY THE PROVIDER TO BROCADE IN THE THEN PRIOR 12 MONTH PERIOD. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10. DISCLAIMER. EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, BROCADE MAKES NO WARRANTIES, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT. BROCADE HEREBY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

11.   Term and Termination

      11.1 Termination at Will. Either Party may terminate this Agreement for any reason or no reason at any time upon thirty (30) days written notice to the other Party.

      11.2 Termination for Cause. This Agreement may be terminated for cause by Brocade or Provider (i) upon fifteen (15) working days written notice in the event of a material breach by the other Party of any provision of this Agreement unless such breach is cured within such fifteen (15) day period, or (ii) immediately upon the insolvency, bankruptcy, reorganization, assignment for the benefit of creditors, or change of control by merger or acquisition of the other Party.

      11.3 Effect of Termination. Upon termination of the Agreement for any reason (or upon notification by either Party that the use of any trademark is no longer authorized in which case items (i), (ii) and
            (iii) shall apply with respect to such trademark) each Party will:
            (i) destroy or deliver to the other Party all materials in that Party's control or possession which bear the trademarks, trade names or service marks of the other Party; (ii) cease all references in advertising and marketing materials and publications to Provider's participation in the Program; (iii) cease all use of the other Party's marks no more than forty five (45) days from the date of notice of termination from a Party, and iv) upon written request, certify in writing that the other Party's logo is no longer being displayed or used.


Brocade Professional Services Program    Page 5 of 14       Brocade Confidential

      11.4 Survival. The rights and obligations of the Parties contained in Sections 7.5, 7.6, 7.7, 3.9,4, 6.5, 8,9, 11.3, 11.4, 12 and 13 will survive any expiration or termination of this Agreement.

12. Confidential Information. The use and disclosure of confidential information exchanged by the parties under this Agreement shall be governed by the Non-Disclosure Agreement between the parties entered into concurrently with this Agreement ("NDA"). The terms of this Agreement, including the Program Guidelines, shall be deemed the confidential information of Brocade. Notwithstanding any expiration or termination of the NDA, the terms of the NDA shall survive with respect to the confidential information exchanged under this Agreement.

13. General Terms and Conditions: This Agreement represents the entire agreement between the Parties relating to the subject matter hereof and replaces any prior agreements or understandings. No waiver or modification of the Agreement shall be valid unless in writing signed by each Party. Each Party is an independent contractor, this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Brocade and Provider, and neither Brocade nor Provider will have the power to bind the other or incur obligations on the other's behalf without the other's separate and specific prior written consent. The Parties expressly acknowledge and agree that the use of the trademarks and logos and other requirements of the Program as specified herein do not form a franchise relationship. Neither Party is responsible for failure to fulfill any obligations due to causes beyond its control, except that in no event will this provision affect Provider's obligation to make payments under this Agreement. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. If any provision in this Agreement is determined in any proceeding binding upon the Parties to be invalid or unenforceable, that provision will be deemed severed from the remainder of such agreement, and the remaining provisions of such agreement will continue in full force and effect. This Agreement is governed by the laws of the State of California without reference to conflict of laws principles. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of the state and Federal courts located in Santa Clara County, California, and the Parties agree and submit to the personal and exclusive jurisdiction and venue of these courts. The terms and conditions of this Agreement shall bind and inure to each Party's successors and assigns, provided that Provider may not assign this agreement without Brocade's written consent. All legal notices required hereunder shall be in writing sent to the executive officer of the other Party and shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. If there is any conflict between specific terms of this Agreement and the Program Guidelines, the terms and conditions of the Program Guidelines shall prevail.

The Parties have signed below to indicate their acceptance of the terms of this Agreement.

BROCADE COMMUNICATIONS SYSTEMS, INC.     PROVIDER

                                         Company: MTI Technology Corporation
                                                 -----------------------------

Signature: /s/ Richard Gerison          Signature:  /s/ Mark A. Franzen
          ---------------------------              ---------------------------
Name:      Richard Gerison              Name:       Mark A. Franzen
     --------------------------------         --------------------------------
Title:     GM/VP GSSA                   Title:      Chief Financial Officer
      -------------------------------          -------------------------------
Date:      10/22/02                     Date:       Sept. 30, 2002
     --------------------------------         --------------------------------


                Legal OK   JS
                         ------
                Date   10/3/04
                     ----------



Brocade Professional Services Program    Page 6 of 14       Brocade Confidential

                                   EXHIBIT A


--------------------------------------------------------------------------------







PROFESSIONAL SERVICES PROVIDER
PROGRAM GUIDELINES







--------------------------------------------------------------------------------


Brocade Professional Services Program    Page 7 of 14       Brocade Confidential

BROCADE PROFESSIONAL SERVICES PROVIDER PROGRAM:

The Brocade Professional Services Provider Program (the "Program") is designed to combine Brocade's technical expertise and market leadership in the SAN market with the services methodology and experience of professional services providers in order to deliver world-class services to solve critical business problems for our customers.

Brocade Communications encourages professional services firms as well as systems integrators that have professional services offerings to be part of the Program to better their ability to offer SAN design and architecture services to current and new customers.

PROGRAM BENEFITS

Professional services providers who join the Program ("Providers") will benefit from participation through their association with Brocade and through the following Program benefits. Brocade reserves the right to add to, remove or change any of the following in their sole discretion.

      1. Providers are entitled to receive training and certification of their employees at special discounted Provider prices;

      2. Providers are entitled to purchase certain Brocade hardware and software components at discounted Provider pricing for use in Provider labs;

      3. Providers shall be licensed at no charge the SAN ROI Calculator developed by Brocade Communications to help quantify the time and financial benefits of their SAN implementations.

      4. Brocade, in its discretion, shall distribute Provider collateral to the Brocade Sales Force.

      5. Providers shall be entitled to use certain Brocade tradenames, trademarks and service marks, including `Brocade Professional Services Provider' emblem on Provider web sites and collateral

      6. Providers shall be entitled to participate in Brocade Co-marketing and sales lead generation programs

REQUIRED PROVIDER INVESTMENTS

Participation in the Program is limited to professional services providers who have significant expertise in the SAN market and who are willing to maintain a high level of service quality and customer satisfaction. Significant training and certification of service providers is required. Brocade, in its sole discretion, may invite professional services providers to become Providers under the Program based on the following criteria:

      1. Provider must have a focused Storage Consulting or SAN Consulting Practice or be willing to create one.

      2. Provider's SAN service offerings should in concept cover the phases outlined in the Brocade Professional Services template attached to these Guidelines.

      3. Provider must have employees certified and trained by Brocade Educational Services pursuant to the certification and training requirements herein.

      4. Provider must have an in-house infrastructure lab for testing configurations and for continued training of its employees.

      5. Provider should have complementary IT service offerings including, but not limited to, networking, systems integration and infrastructure management.

      6. Provider must have documented methodologies for project planning and management as well as documented customer satisfaction measurement tools.

      7. Providers will also provide Brocade with fixed price examples of its product offerings. These should include scope of engagement, price and deliverables

CERTIFICATION REQUIREMENTS:

Within three (3)months of joining the Program, Professional Services Providers must have no less than five (5)employees that have passed the certifications listed. Providers may not use any of the Brocade Marks or issue a press release concerning their participation in the Program until such time as at least two
(2) Provider employees have passed at least one of the certifications listed below.

Certification                           Minimum Requirement
-------------                           -------------------
BCSD              Brocade Certified     No less than three (3) employees
                  SAN Designer
BCFP:             Brocade Certified     No less than two (2) employees
                  Fabric Professional

The BCSD Certification is necessary for Provider employees working on the Needs Analysis and Design/Architecture phases of a professional services engagement. The BCFP Certification is necessary for Provider employees working on the implementation and management phases of a professional services engagement.

Certification is administered by VUE. Provider employees can register to take the certification exams at http://www.vue.com/brocade/. Certification fees are $150 per certification.

TRAINING REQUIREMENTS:

Provider employees who do not pass or are not eligible to take the certification tests above are required to complete the following training courses from Brocade within three (3) months of joining the Program:

1. Professional Services Fastrack: 1 Week condensed course covering material from the following courses

            -     Introduction to Fibre Channel and SANS

            -     SAN 100: SAN Components

            -     SAN 200: SAN Design and Assessment

            -     SWT 200: Silkworm Administration and Theory of Operations

            -     SWT 300: Advanced Silkworm Administration

2.    SAN 300: SAN Applications:       1 Week

Detailed course descriptions are available to Providers at http://www.brocade.com/education services.

The schedule for the PS training is flexible and based on demand. Please contact Linda Moss (lmoss@brocade.com) for scheduling a class for your employees

TRAINING COSTS:
Standard Price:     $10,000 Per Student
Provider Price:     $7,500 Per Student
                    $65,000 for Dedicated Class (12 Students Maximum)
                    Minimum Class Size: 6 Students.

REQUIRED INFRASTRUCTURE:

Providers should have at a minimum the following infrastructure in-house for testing and training purposes of various SAN designs and storage infrastructure applications. The infrastructure should be minimally sufficient for testing and validating multi switch configurations, high availability, security, zoning, backup and connecting remote SAN islands.

                  2 NT Servers
                  HBAs and associated cables
                  1 JBOD
                  1 Tape Library
                  2 IP Network Routers
                  2 Brocade SAN Switches (8 ports each: SW2400 or higher) Brocade Enterprise Software Bundle
                  SAN Management Software (e.g.: Veritas SANPoint Control)

PROVIDER DISCOUNT PROGRAM

Providers must already own or purchase the following Brocade hardware and software in order to participate in the Program. Providers may purchase the required hardware and software at the discounts set forth below.

                            MINIMAL BROCADE EQUIPMENT

Item           Qty  Description                 List Price    Provider Price
--------------------------------------------------------------------------------
BR-2402-0013   2    Silkworm 2400 (8 Ports)     $13,820 each  $7,600 each
BR-228003-01   2    Enterprise Software
                    Bundle (W, Z, FW)           $3,500 each   $1,900 each

--------------------------------------------------------------------------------
Total                                                         $19,000

In the event of a significant technology upgrade or enhancement to the Brocade hardware and software, Providers must install the latest generation of Brocade technology within six (6) months of commercial availability.

BROCADE ROI CALCULATOR

As beneficial and strategic as SANS are, many IT organizations need an effective way to quantify and justify their SAN proposals and investments. Accurately calculating Return on Investment (ROI) can be a daunting task. That's because SAN ROI can vary significantly, depending on the particular problem being addressed, as well as the magnitude of the problem and the financial impact. The financial justification of a SAN ultimately involves actual cost savings or avoidance, along with additional benefits that do not necessarily have an immediate financial impact.
To help customers quantify the cost savings of their SAN implementations, Brocade has developed an elaborate SAN ROI Calculator that identifies and addresses three major potential benefits of a SAN implementation:

1.    Storage Consolidation

2.    Backup

3.    High Availability

The ROI Calculator helps to identify both the actual cost savings in terms of reduced capital and operational expenditures as well as identifying opportunity cost savings realized through business continuance from reduced backup windows and high availability of business critical applications.

Brocade will license the SAN ROI Calculator to Providers at no charge and will also provide, free of charge, training in the use of the ROI Calculator and interpreting the results.

USE OF BROCADE MARKS

During the term of their participation in the Program, Providers shall be entitled to use certain Brocade trade names, service marks and trademarks (the "Brocade Marks") indicating such Providers' participation in the Program. Brocade reserves the right to change and/or discontinue the use by Provider of the Brocade Marks in its sole discretion. Upon notice from Brocade, Provider shall immediately cease all use and shall destroy or return the Brocade Marks and any copies thereof. Provider shall not register or attempt to register any confusingly similar marks to the Brocade Marks in any jurisdiction.

All use of the Brocade Marks must be approved in writing by Brocade prior to publication (either in text or electronic format), however, once a particular use is approved, Provider need not again seek approval for substantially similar uses.

PROGRAM WEBSITE

Brocade shall provide and maintain a Professional Services Provider website where Providers may find these Program Guidelines and other information relevant to the Program. Upon joining the Program, Providers will receive necessary access information to the Program website.

QUALITY CONTROL:

As members of the Brocade Professional Services Provider Program, Providers are expected to maintain a high level of service quality and customer satisfaction. To monitor quality and customer satisfaction, Brocade requires that Providers perform no less than one customer survey in the course of each professional services project undertaken by Provider during the term of Provider's participation in the Program.

Brocade shall provide reasonable assistance to Provider in designing a customer survey, which will incorporate survey questions designed to provide information specific to Provider and specific to Brocade. Provider agrees to provide the results of any customer surveys directly to Brocade and understands and agrees that Brocade may contact Provider customers directly to follow up on surveys and perform Program quality control.

PROGRAM CONTACT INFORMATION

Providers should direct any communications concerning the Program via email to profservices@brocade.com. Brocade shall use reasonable efforts to respond to every communication within three (3) business days:

SAN PROFESSIONAL SERVICES LIFECYCLE: PRODUCT TEMPLATE


1.    NEEDS ANALYSIS

DELIVERABLES
Identify Business Objectives
Existing Infrastructure Audit
SAN Review
SAN Concept Design
Business and IT Impact (ROI)
Document Findings and Recommendations


2.    DESIGN AND ARCHITECTURE:

DELIVERABLES
Analyze current and required storage requirements for:
-Interoperability issues in heterogeneous environments
-Application specific needs/issues
-Data security needs
-High availability needs
-Data backup/restore needs
Size and design SAN topology for:
-Current needs
-Future growth/scalability needs
Detail steps and schedule for implementation
Document and review architecture with customer


3.    IMPLEMENTATION

DELIVERABLES
Analyze current and required storage requirements for:
-Interoperability issues in heterogeneous environments
-Application specific needs/issues
-Data security needs
-High availability needs
-Data backup/restore needs
Size and design SAN topology for:
-Current needs
-Future growth/scalability needs
Detail steps and schedule for implementation
Document and review architecture with customer

4.    STORAGE INFRASTRUCTURE MANAGEMENT

DELIVERABLES
Review current implementation
Performance metrics and expectations
Performance tuning
OS upgrades and validation
Document management procedures
Knowledge transfer to customer staff
Turnkey SAN management
-Remote monitoring
-On-site monitoring